Exhibit 99.1

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES

FIRST-QUARTER 2011 RESULTS

UAL REPORTS FIRST-QUARTER $136 MILLION NET LOSS EXCLUDING SPECIAL CHARGES,

$213 MILLION NET LOSS ON GAAP BASIS

CHICAGO, April 21, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today announced first-quarter 2011 financial results. UAL results for the first quarter include the financial results of its two operating subsidiaries, United Airlines and Continental Airlines. Prior to the merger on Oct. 1, 2010, UAL results included only the financial results of United Airlines. Pro forma results that consolidate the financial results for Continental for first-quarter 2010 are included for meaningful year-over-year comparisons.

•

UAL reported a first-quarter 2011 net loss of $136 million or $0.41 loss per share excluding $77 million of special charges consisting primarily of integration-related costs, an improvement of $47 million compared to the pro forma results year-over-year. On a GAAP basis, UAL reported a first-quarter 2011 net loss of $213 million or $0.65 loss per share.

•

UAL consolidated passenger revenue increased 11.5 percent in the first quarter of 2011 compared to the pro forma results for the same period in 2010. First-quarter 2011 consolidated passenger revenue per available seat mile (PRASM) increased 9.9 percent compared to the pro forma results year-over-year.

•

Rising fuel prices largely offset the improvement in revenue. First-quarter 2011 consolidated fuel expense, excluding the impact of hedges, increased 34.5 percent, or $725 million, year-over-year on a pro forma basis.

•	UAL ended the quarter with $8.9 billion in unrestricted cash, cash equivalents and short-term investments.

“My co-workers did a great job running an on-time and efficient operation this past quarter, and I especially want to thank my co-workers who conducted our Japan operations, overcoming tremendous personal hardship to help our customers and keep our operation safe and reliable after the tragic earthquake and tsunami,” said Jeff Smisek, UAL’s president and chief executive officer. “With our people, and the power of our network, product and fleet, United and Continental are much better positioned to manage through the current high-cost fuel environment as a combined carrier than either would have been as stand-alone carriers.”

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 2

First-Quarter Revenue and Capacity

For the first quarter of 2011, total revenue was $8.2 billion, an increase of 10.8 percent compared to the pro forma results for the same period in 2010. Consolidated passenger revenue for the first quarter rose 11.5 percent to $7.2 billion, as compared to the pro forma results for the same period in 2010.

Consolidated revenue passenger miles (RPMs) for the first quarter of 2011 decreased 1.0 percent on a pro forma basis, while capacity (available seat miles or ASMs) increased 1.4 percent year-over-year on a pro forma basis, resulting in a first-quarter consolidated load factor of 78.0 percent.

Consolidated yield for the first quarter of 2011 increased 12.7 percent year-over-year on a pro forma basis. First-quarter 2011 consolidated PRASM increased 9.9 percent compared to the pro forma results for the same period in 2010.

Mainline RPMs in the first quarter of 2011 decreased 1.0 percent on a mainline capacity increase of 1.5 percent year-over-year on a pro forma basis, resulting in a first-quarter mainline load factor of 78.8 percent. Mainline yield for the first quarter of 2011 increased 13.0 percent over the pro forma results for the same period in 2010. First-quarter 2011 mainline PRASM increased 10.2 percent year-over-year on a pro forma basis.

“Our strong revenue performance is a result of my co-workers’ focus on operational performance and delivering products and services our customers value,” said Jim Compton, UAL’s executive vice president and chief revenue officer. “We will continue to focus on growing revenue by tailoring our products to meet our customers’ needs.”

Due to the decline in demand for travel to Japan following the March 11, 2011, earthquake and tsunami, first-quarter consolidated passenger revenue decreased approximately $30 million. In response, UAL reduced trans-Pacific capacity to Japan by approximately 10 percent in April and 14 percent in May, compared to the same periods in 2010.

Passenger revenue for the first quarter of 2011 and period-to-period comparisons of related pro forma statistics for UAL’s mainline and regional operations are as follows:

	1Q 2011 Passenger Revenue (millions)	Passenger Revenue vs. 1Q 2010	PRASM vs. 1Q 2010	Yield vs. 1Q 2010	ASM vs. 1Q 2010

Domestic	$2,923	9.6%	11.8%	12.3%	(2.0%)

Atlantic	1,131	8.0%	1.3%	8.5%	6.7%
Pacific	1,055	17.9%	13.4%	15.7%	4.0%
Latin America	654	20.9%	15.4%	19.9%	4.7%

International	$2,840	14.4%	8.6%	13.6%	5.3%

Mainline	$5,763	11.9%	10.2%	13.0%	1.5%

Regional	1,424	10.0%	8.8%	11.5%	1.1%

Consolidated	$7,187	11.5%	9.9%	12.7%	1.4%

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 3

Cargo and other revenue in the first quarter of 2011 increased 6.3 percent, or $60 million, year-over-year on a pro forma basis driven by increased cargo fuel surcharges and continued growth in ancillary revenue.

First-Quarter Costs

Total consolidated expenses increased $825 million, or 11.2 percent, compared to the pro forma results for the first quarter of 2010, of which $725 million was due to higher fuel costs, excluding the impact of fuel hedges. First-quarter 2011 consolidated expenses, excluding fuel, profit-sharing and special items, increased $187 million, or 3.6 percent, year-over-year on a pro forma basis on 1.4 percent higher capacity.

Consolidated costs per available seat mile (CASM), excluding special items, increased 8.6 percent and mainline CASM, excluding special items, increased 8.2 percent in the first quarter of 2011 compared to the pro forma results for the same period last year. First-quarter 2011 consolidated and mainline CASM increased 9.6 and 9.4 percent year-over-year on a pro forma basis, respectively.

On a pro forma basis, consolidated fuel prices, excluding the impact of hedges, for the first quarter of 2011 increased 34.5 percent compared to the first quarter of 2010. The company has hedged approximately 46 percent of its expected remaining fuel needs for 2011.

In response to rising fuel prices, the company announced capacity reductions resulting in a one percentage- point reduction in consolidated ASMs effective with its May 2011 schedule and a four percentage-point reduction of consolidated ASMs effective with its September 2011 schedule compared to previous plans. Full-year 2011 consolidated capacity is now expected to be roughly flat year-over-year.

In the first quarter, consolidated and mainline CASM, excluding special items and holding fuel rate and profit sharing constant, increased 1.5 percent and 1.6 percent, respectively, compared to the pro forma results for the same period of 2010.

“The whole team did a good job controlling costs while running a great operation despite significant challenges this quarter,” said Zane Rowe, UAL’s executive vice president and chief financial officer. “We will continue to improve our cost performance and focus on further operational efficiencies.”

First-Quarter Liquidity

UAL ended the first quarter of 2011 with $8.9 billion in unrestricted cash, cash equivalents and short-term investments, including approximately $200 million of counterparty hedge collateral posted with the company. During the first quarter, the company generated $1 billion of operating cash flow and had gross capital expenditures of $268 million. The company made scheduled debt and net capital lease payments of $459 million, including the $150 million UAL 5% convertible notes, and prepaid $194 million of debt.

Merger Integration

While United and Continental continued to operate as two separate airlines, the company made progress toward integrating products, services and policies during the quarter. The company announced that it will retain United’s Economy Plus seating and expand it to Continental aircraft beginning in 2012. It also unveiled a new interim advertising campaign that began to roll out at airports, through customer communications and other media. The carriers’ check-in, ticket counter and gate facilities are now co-located at 36 airports, and more than 30 percent of the total fleet, or 460 aircraft, including the first Boeing 747-400, are now repainted in the new United livery. The company remained focused on building its Working Together culture to ensure that employees share in the success they help create. During the quarter, United introduced the 2011 Go Forward Plan that outlines the company’s most important goals for the year, and new perfect-attendance, profit-sharing and pass-travel programs for employees.

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 4

Notable First-Quarter 2011 Accomplishments

•

United and Continental delivered solid operational results during the quarter, despite being impacted by winter snow storms in several hubs. United and Continental recorded U.S. Department of Transportation domestic on-time arrival rates of 82.7 percent and 76.6 percent, respectively, and completion factors of 97.9 percent and 97.6 percent, respectively, for the first quarter. For international flights, United and Continental recorded on-time arrival rates of 81.4 percent and 78.8 percent respectively. The on-time arrival rates are based on flights arriving within 14 minutes of scheduled arrival time.

•	Employees of the combined company earned cash incentive payments for operational performance totaling $18 million during the first quarter of 2011.

•

The company reached a tentative agreement with the International Brotherhood of Teamsters representing United’s maintenance technicians and related employees, and reached consensus with Continental’s passenger service airport and reservation agents on improvements to pay, benefits and work rules.

•

Customers and employees donated more than $2.5 million to the American Red Cross and Mileage Plus® and OnePass® members gave more than 63 million frequent flyer miles to the charity through the airlines’ programs to help those affected by the Japan earthquake.

•

The company inaugurated nonstop flights between New York/Newark and Providenciales, Turks and Caicos Islands. In addition, the company announced new service beginning June 2011 between New York/Newark and Stuttgart, Germany, and Port-au-Prince, Haiti, and between San Francisco and Guadalajara, Mexico. Daily service between Los Angeles and Guadalajara, Mexico, is scheduled to begin in May 2011.

•	The company continued to install flat-bed seats in first and business class and now has the new seats on 118 United and Continental aircraft, more than any other U.S. carrier.

•

The company signed a letter of intent to offer Wi-Fi on more than 200 Continental Boeing 737 and 757 aircraft through our partnership with LiveTV. United currently offers Wi-Fi on all p.s.® flights between New York Kennedy and Los Angeles and San Francisco.

•	Continental placed into service two new fuel-efficient Boeing 737-800s and removed from service two older, less efficient Boeing 737-500s.

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 5

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,820 flights a day to 373 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C.

United and Continental are members of Star Alliance, which offers 21,000 daily flights to 1,160 airports in 181 countries worldwide through its 27 member airlines. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to unitedcontinentalholdings.com. For more information about the airlines, see united.com and continental.com, and follow each company on Twitter and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

-tables attached-

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 6

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

ACTUAL GAAP RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND PRO FORMA RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2011	2010 Pro Forma (A)
Operating Revenue:
Passenger:
Mainline	$5,763	$5,151	11.9%
Regional	1,424	1,295	10.0%

Total Passenger Revenue	7,187	6,446	11.5%
Cargo	283	259	9.3%
Other	732	696	5.2%

Total Operating Revenue	8,202	7,401	10.8%

Operating Expenses:
Aircraft fuel (B)	2,672	2,081	28.4%
Salaries and related costs	1,806	1,758	2.7%
Regional capacity purchase (C)	573	584	(1.9%)
Landing fees and other rent	473	475	(0.4%)
Aircraft maintenance materials and outside repairs	439	358	22.6%
Depreciation and amortization	388	386	0.5%
Distribution expenses	350	317	10.4%
Aircraft rent	253	254	(0.4%)
Special charges (D)	77	28	NM
Other operating expense	1,137	1,102	3.2%

Total Operating Expenses	8,168	7,343	11.2%

Operating Income	34	58	(41.4%)

Nonoperating Income (Expense):
Interest expense	(254)	(266)	(4.5%)
Interest capitalized	6	9	(33.3%)
Interest income	4	3	33.3%
Miscellaneous, net	(1)	13	NM

Total Nonoperating Expense	(245)	(241)	1.7%

Loss before income taxes and equity in earnings of affiliates	(211)	(183)	15.3%
Income tax expense (E)	2	1	100.0%

Loss before equity in earnings of affiliates	(213)	(184)	15.8%
Equity in earnings of affiliates	—	1	(100.0%)

Net Loss	($213)	($183)	16.4%

Loss per share, basic and diluted	($0.65)	($0.58)	12.1%

Weighted average shares, basic and diluted	328	313	4.8%

NM	Not meaningful

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 7

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(In millions, except per share data)	2011	2010
Operating Revenue:
Passenger:
Mainline	$ 5,763	$ 2,869
Regional	1,424	788

Total Passenger Revenue	7,187	3,657
Cargo	283	157
Other	732	427

Total Operating Revenue	8,202	4,241

Operating Expenses:
Aircraft fuel (B)	2,672	1,207
Salaries and related costs	1,806	990
Regional capacity purchase (C)	573	388
Landing fees and other rent	473	257
Aircraft maintenance materials and outside repairs	439	222
Depreciation and amortization	388	221
Distribution expenses	350	172
Aircraft rent	253	81
Special charges (D)	77	18
Other operating expense	1,137	609

Total Operating Expenses	8,168	4,165

Operating Income	34	76

Nonoperating Income (Expense):
Interest expense	(254)	(185)
Interest capitalized	6	2
Interest income	4	1
Miscellaneous, net	(1)	24

Total Nonoperating Expense	(245)	(158)

Loss before income taxes and equity in earnings of affiliates	(211)	(82)
Income tax expense (E)	2	1

Loss before equity in earnings of affiliates	(213)	(83)
Equity in earnings of affiliates	—	1

Net Loss	($213)	($82)

Loss per share, basic and diluted	($0.65)	($0.49)

Weighted average shares, basic and diluted	328	167

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 8

UNITED CONTINENTAL HOLDINGS, INC.

CONSOLIDATED NOTES (UNAUDITED)

(A)	United Continental Holdings, Inc. (“UAL”) is a holding company and its principal, wholly owned subsidiaries are United Air Lines, Inc. (“United”) and, effective October 1, 2010, Continental Airlines, Inc. (“Continental”). Continental became a subsidiary of UAL as a result of a merger transaction. Included in this investor release are pro forma financial information for the combined company for first quarter of 2010. All pro forma combined company information is based on financial information previously published in our Investor Update and Earnings Release issued Jan. 26, 2011, which can be found on our website at http:\\ir.unitedcontinentalholdings.com under the title Pro Forma Results in the Investor Resources section of the website, except for certain income statement reclassifications.

(B)	UAL’s results of operations include aircraft fuel expense for both mainline and regional operations.

(in millions, except per gallon)	Three Months Ended March 31,		% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
Total mainline fuel expense	$2,136	$1,679	27.2%
Exclude impact of non-cash net mark-to-market (“MTM”) gains	—	31	(100.0%)

Mainline fuel expense excluding MTM impact	2,136	1,710	24.9%
Add: Regional fuel expense	536	402	33.3%

Consolidated fuel expense excluding MTM impact	2,672	2,112	26.5%
Exclude impact of fuel hedge settlements	154	(11)	NM

Consolidated fuel expense excluding hedge impacts (a)	$2,826	$2,101	34.5%

Mainline fuel consumption (gallons)	785	774	1.4%
Mainline average jet fuel price per gallon (cents)	272.1	216.9	25.4%
Mainline average jet fuel price per gallon excluding non-cash net MTM impact (cents)	272.1	220.9	23.2%
Mainline average jet fuel price per gallon excluding fuel hedge impacts (cents)	291.7	219.5	32.9%

Regional fuel consumption (gallons)	175	172	1.7%
Regional average jet fuel price per gallon (cents)	306.3	233.7	31.1%

Consolidated consumption (gallons)	960	946	1.5%
Consolidated average jet fuel price per gallon (cents)	278.3	220.0	26.5%
Consolidated average jet fuel price per gallon excluding non-cash net MTM impact (cents)	278.3	223.3	24.6%
Consolidated average jet fuel price per gallon excluding fuel hedge impacts (cents)	294.4	222.1	32.6%

(a)	Beginning April 1, 2010, UAL designated substantially all of its outstanding fuel derivative contracts as cash flow hedges under GAAP. As of March 31, 2011, UAL has recognized $610 million of accumulated other comprehensive gains on its balance sheet for its designated cash flow hedges.

(C)	UAL has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express, Continental Express and Continental Connection. Under these agreements, UAL pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rent of $172 million for the three months ended March 31, 2011, of which $121 million and $51 million is included in regional capacity purchase expense and aircraft rentals, respectively, in our Statements of Consolidated Operations.

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 9

UNITED CONTINENTAL HOLDINGS, INC.

CONSOLIDATED NOTES (UNAUDITED)

(D)	Special items include the following:

	Three Months Ended March 31,
(In millions)	2011	2010 Pro Forma (A)	2010
Integration-related costs	$79	$—	$—
Aircraft (gains) losses on sale and related asset impairments	(2)	23	17
Lease termination and other special charges	—	5	1

Total special charges	77	28	18

Operating non-cash net MTM gains on undesignated fuel hedges	—	(31)	(31)
Accelerated depreciation related to early asset retirement	—	4	4
Severance	—	(2)	(2)

Total special items operating expense impact	77	(1)	(11)

Income tax expense	—	1	1

Special items, net of tax	$77	$—	($10)

2011

Integration-related costs include costs to terminate certain service contracts that will not be used by the combined company, costs to write-off system assets that are no longer used or planned to be used by the combined company, and payments to third-party consultants to assist with integration planning and organization design. Integration-related costs also include salary and severance related costs primarily associated with administrative headcount reductions and compensation costs related to the integration.

2010

Aircraft and related asset impairments consist of a United $17 million charge to decrease the value of aircraft related assets and a Continental $6 million charge related to grounded Boeing 737-300 aircraft, which is net of gains on the sale of two Boeing 737-500 aircraft.

Non-cash MTM gains on undesignated fuel hedges relates to United’s MTM gains on fuel hedge contracts that were not designated as cash flow hedges. Under applicable accounting standards, MTM gains/losses on undesignated contracts are immediately recorded to fuel expense each period unlike MTM gains/losses on designated cash flow hedges which are initially deferred through other comprehensive income.

(E)	Effective tax rates differ from the federal statutory rate of 35% primarily due to the following: changes in the valuation allowance, expenses that are not deductible for federal income tax purposes, and foreign and state income taxes. We are required to provide a valuation allowance for our deferred tax assets in excess of deferred tax liabilities because UAL concluded that it is more likely than not that such deferred tax assets will ultimately not be realized. As a result, pre-tax losses for the three months ending March 31, 2011 and 2010 were not reduced by any tax benefits.

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 10

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended March 31,		% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
Mainline Operations:
Passengers (thousands)	22,420	23,025	(2.6%)
Revenue passenger miles (millions)	41,266	41,673	(1.0%)
Available seat miles (millions)	52,377	51,624	1.5%
Cargo ton miles (millions)	686	725	(5.4%)

Passenger load factor
Mainline	78.8%	80.7%	(1.9	) pts.
Domestic	81.2%	81.6%	(0.4	) pts.
International	76.3%	79.8%	(3.5	) pts.

Passenger revenue per available seat mile (cents)	11.00	9.98	10.2%
Average yield per revenue passenger mile (cents)	13.97	12.36	13.0%
Average fare per passenger	$257.05	$223.71	14.9%

Cost per available seat mile (CASM) (cents):
CASM (a)	12.70	11.61	9.4%
CASM, excluding special items (b)	12.56	11.61	8.2%
CASM, excluding special items and fuel (b)	8.48	8.30	2.2%
CASM, holding fuel rate and profit sharing constant, excluding special items (b)	11.79	11.61	1.6%

Average price per gallon of jet fuel (cents) (c)	272.1	216.9	25.4%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	272.1	220.9	23.2%
Average price per gallon of jet fuel excluding fuel hedge impact (cents) (c)	291.7	219.5	32.9%
Fuel gallons consumed (millions)	785	774	1.4%

Aircraft in fleet at end of period	710	692	2.6%
Average stage length (miles) (d)	1,795	1,760	2.0%
Average daily utilization of each aircraft (hours)	10:31	10:35	(0.6%)

(a)	Includes impact of special items (See Note D).
(b)	These financial measures provide management and investors the ability to monitor the Company's performance on a consistent basis.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 11

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS (Continued)

	Three Months Ended March 31,		% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
Regional:
Passengers (thousands)	10,169	10,365	(1.9%)
Revenue passenger miles (millions)	5,698	5,779	(1.4%)
Available seat miles (millions)	7,795	7,711	1.1%
Passenger load factor	73.1%	74.9%	(1.8	) pts.
Passenger revenue per available seat mile (cents)	18.27	16.79	8.8%
Average yield per revenue passenger mile (cents)	24.99	22.41	11.5%
Aircraft in fleet at end of period	559	545	2.6%
Average stage length (miles) (d)	538	541	(0.6%)

Consolidated Operations (Mainline and Regional):
Passengers (thousands)	32,589	33,390	(2.4%)
Revenue passenger miles (millions)	46,964	47,452	(1.0%)
Available seat miles (millions)	60,172	59,335	1.4%
Passenger load factor	78.0%	80.0%	(2.0	) pts.
Passenger revenue per available seat mile (cents)	11.94	10.86	9.9%
Total revenue per available seat miles (cents)	13.63	12.47	9.3%
Average yield per revenue passenger mile (cents)	15.30	13.58	12.7%

CASM (a)	13.57	12.38	9.6%
CASM, excluding special items (b)	13.45	12.38	8.6%
CASM, excluding special items and fuel (b)	9.01	8.82	2.2%
CASM, holding fuel rate and profit sharing constant, excluding special items (b)	12.57	12.38	1.5%

Average price per gallon of jet fuel (cents) (c)	278.3	220.0	26.5%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	278.3	223.3	24.6%
Average price per gallon of jet fuel excluding fuel hedge impacts (cents) (c)	294.4	222.1	32.6%
Fuel gallons consumed (millions)	960	946	1.5%
Average full-time equivalent employees (thousands)	82.0	82.2	(0.2%)

(a)	Includes impact of special items (See Note D).
(b)	These financial measures provide management and investors the ability to monitor the Company's performance on a consistent basis.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 12

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various GAAP and non-GAAP financial measures including, net income/loss, net earnings/loss per share and CASM, among others. CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of UAL's on-going performance. UAL began to apply cash flow hedge accounting effective April 1, 2010. Prior to the designation of fuel hedge instruments as cash flow hedges, MTM gains and losses were immediately recognized in fuel expense. UAL believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

(in millions)	Three Months Ended March 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
Consolidated Operating Expenses	$8,168	$7,343	$825	11.2%
Special items (D)	(77)	1	(78)	NM

Consolidated Operating Expenses, excluding special items	8,091	7,344	747	10.2%
Consolidated fuel expense (excluding non-cash net MTM impact)	(2,672)	(2,112)	(560)	26.5%
Profit sharing, including taxes	—	—	—	NM

Consolidated Operating Expenses, excluding fuel, profit sharing and special items	$5,419	$5,232	$187	3.6%

(in millions)	Three Months Ended March 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
Net Loss	($213)	($183)	$30	16.4%
Special items (D)	77	—	77	NM

Net Loss, excluding special items	($136)	($183)	($47)	(25.7%)

	Three Months Ended March 31,
	2011	2010 Pro Forma (A)
Diluted loss per share	($0.65)	($0.58)
Special items (D)	0.24	—

Diluted loss per share, excluding special items	($0.41)	($0.58)

-more-

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES FIRST-QUARTER 2011 RESULTS/Page 13

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended March 31,		% Increase/ (Decrease)
	2011	2010 Pro Forma (A)
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	12.70	11.61	9.4%
Less: Special items (D)	(0.14)	—	NM

CASM, excluding special items	12.56	11.61	8.2%
Less: Fuel cost per available seat mile	(4.08)	(3.31)	23.3%

CASM, excluding special items and fuel	8.48	8.30	2.2%
Less: Profit sharing cost per available seat mile	—	—	NM

CASM, excluding special items, fuel and profit sharing	8.48	8.30	2.2%
Add: Profit sharing held constant at prior year expense per available seat mile	—	—	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.31	—	NM
Add: Prior year fuel cost per available seat mile	—	3.31	NM

CASM, holding fuel and profit sharing constant and excluding special items	11.79	11.61	1.6%

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	13.57	12.38	9.6%
Less: Special items (D)	(0.12)	—	NM

CASM, excluding special items	13.45	12.38	8.6%
Less: Fuel cost per available seat mile	(4.44)	(3.56)	24.7%

CASM, excluding special items and fuel	9.01	8.82	2.2%
Less: Profit sharing cost per available seat mile	—	—	NM

CASM, excluding special items, fuel and profit sharing	9.01	8.82	2.2%
Add: Profit sharing held constant at prior year expense per available seat mile	—	—	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.56	—	NM
Add: Prior year fuel cost per available seat mile	—	3.56	NM

CASM, holding fuel and profit sharing constant and excluding special items	12.57	12.38	1.5%

###